Exhibit 10.8

LOCK-UP AGREEMENT

October 29, 2013

Blue Capital Reinsurance Holdings Ltd.

Deutsche Bank Securities Inc.
Barclays Capital Inc.
UBS Securities LLC

As Representatives of the
Several Underwriters

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

Montpelier Reinsurance Ltd. (“Montpelier”) understands that Deutsche Bank Securities Inc. (“Deutsche Bank”), Barclays Capital Inc. and UBS Securities LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Blue Capital Reinsurance Holdings Ltd. (the “Company”), providing for the public offering by the Underwriters, including the Representatives, of common shares, par value $1.00 per share (the “Common Shares”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, Montpelier agrees that, without the prior written consent of Deutsche Bank, Montpelier will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any Common Shares (including, without limitation, Common Shares of the Company which may be deemed to be beneficially owned by Montpelier currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), Common Shares which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Shares) or enter into any Hedging Transaction (as defined below) relating to the Common Shares (each of the foregoing referred to as a “Disposition”) during the period commencing on the date hereof and continuing until, and including, the date that is 12 months after the date of the final prospectus relating to the Public Offering (the “Lock-Up Period”). The foregoing restriction described in the immediately preceding sentence shall not apply to (A) Dispositions of Common Shares to a controlled Affiliate of Montpelier or (B) Common Shares held on behalf of third parties or as part of

Montpelier’s Affiliates’ general investment portfolio, provided it shall be a condition to such Disposition or transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement, and provided, further, that, during the period commencing on the date hereof and continuing until, and including, the date that is 180 days after the date of the final prospectus relating to the Public Offering, such Disposition or transfer does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended. The foregoing restrictions are expressly intended to preclude Montpelier from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than Montpelier.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Shares. “Affiliate” means, as to Montpelier, any other person that, directly or indirectly, controls, is controlled by, or is under common control with, Montpelier. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other interests, by contract or otherwise.  Notwithstanding anything herein to the contrary, nothing in this Lock-Up Agreement shall prohibit Montpelier Re Holdings Ltd. from selling to the Company the 51,000 Common Shares issued by the Company in connection with its formation and capitalization.

Montpelier agrees that the Company may, and that Montpelier will, (i) with respect to any Common Shares or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any Common Shares or other Company securities for which Montpelier is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

Montpelier hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement, including the Shareholder and Registration Rights Agreement (as defined in the Underwriting Agreement), to which Montpelier and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

Montpelier hereby represents and warrants that it has full power and authority to enter into this Lock-Up Agreement.  Any obligations of Montpelier shall be binding upon the successors and assigns of Montpelier.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to March 31, 2014, this agreement shall be of no further force or effect.

Montpelier Reinsurance Ltd.

By:	/s/ CHRISTOPHER L. HARRIS
Name:	Christopher L. Harris
Title:	Chairman, Director and Chief Executive Officer

[Signature Page to Montpelier Lock-Up Agreement]